Exhibit 10.4

THIRD AMENDMENT TO LEASE

1.            PARTIES

1.1           THIS AGREEMENT made the 30th day of September, 2011 is between 101 HUDSON LEASING ASSOCIATES (“Landlord”) whose address is c/o Mack-Cali Realty Corporation, 343 Thornall Street, P.O. 7817, Edison, NJ 08818-7817 and OPTIMER PHARMACEUTICALS, INC. (“Tenant”), whose address is 10110 Sorrento Valley Road, Suite C, San Diego, California 92121.

2.            STATEMENT OF FACTS

2.1           Landlord and Tenant have previously entered into a Lease Agreement dated February 9, 2011, as amended by a First Amendment to Lease dated May 4, 2011 and a Second Amendment to Lease dated July 5, 2011 (hereinafter collectively referred to as the “Lease”) covering 14,196 gross rentable square feet on the thirty-fifth (35th) floor (“Existing Premises”) in the building located at 101 Hudson Street, Jersey City, New Jersey (“Building”); and

2.2           The Term of the Lease expires on June 30, 2016 (“Expiration Date”); and

2.3           Tenant desires to expand the Existing Premises by leasing 10,141 gross rentable square feet on the thirty-sixth (36th) floor of the Building (“Expansion Premises”), as shown on Exhibit A attached hereto and made a part hereof; and

2.4           The parties desire to extend the Term of the Lease for a period to commence on July 1, 2016; and

2.5           The parties desire to amend certain terms of the Lease as set forth below.

3.            AGREEMENT

NOW, THEREFORE, in consideration of the terms, covenants and conditions hereinafter set forth, Landlord and Tenant agree as follows:

3.1           The above recitals are incorporated herein by reference.

3.2           All capitalized and non-capitalized terms used in this Agreement which are not separately defined herein but are defined in the Lease shall have the meaning given to any such term in the Lease.

3.3           The Term applicable to the Expansion Premises shall commence on the Effective Date (as defined below) and shall terminate at 11:59 p.m. on the last day of the month during which the day prior to the six (6) year and two (2) month anniversary of the Effective Date occurs (the “New Expiration Date”).

3.4           The effective date applicable to the Expansion Premises (the “Effective Date”) shall be the earlier of (i) the day Landlord substantially completes the improvements to be made to the Expansion Premises in accordance with Exhibit B attached hereto and made part hereof and Landlord has received all necessary inspection sign-offs to allow Tenant to legally occupy the Expansion Premises or (ii) the date Tenant or anyone claiming under or through Tenant shall occupy the Expansion Premises. The estimated Effective Date is the target substantial completion date shown in the project schedule attached as Exhibit C.

3.5           From and after the Effective Date, the following shall be effective:

a.             Landlord shall lease to Tenant and Tenant shall hire from Landlord the Expansion Premises as shown on Exhibit A attached hereto and made part hereof.

d.             The “Demised Premises”, “demised premises” and “Premises” shall be defined as 24,337 gross rentable square feet consisting of 14,196 gross rentable square feet on the thirty-fifth (35th) floor and 10,141 gross rentable square feet on the thirty-sixth (36th) floor of the Building and the Lease shall be deemed amended accordingly.

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c.             In addition to the Basic Annual Rent payable applicable to the Existing Premises, Tenant shall pay Landlord Basic Annual Rent applicable to the Expansion Premises which shall accrue as follows and paragraph (h) of the Reference Page to the Lease shall be deemed amended accordingly:

Term	Basic Annual Rate	Monthly Installments	Annual Per Rentable Sq. Ft. Rate
Effective Date through and 06/30/13	$334,653.00	$27,887.75	$33.00
July 1, 2013 - June 30, 2014	$354,935.00	$29,577.92	$35.00
July 1, 2014 - June 30, 2016	$375,217.00	$31,268.08	$37.00
For the remainder of the Term	$385,358.00	$32,113.17	$38.00

Notwithstanding the foregoing, provided that this Lease is in full force and effect and Tenant is not in default beyond any applicable notice and cure period, Tenant shall have no obligation to pay the Monthly Installments of Basic Annual Rent applicable to the Expansion Premises for the first (1st) and second (2nd) full calendar months of the Term applicable to the Expansion Premises. Tenant shall remain liable for the Monthly Installments of Basic Annual Rent with respect to the Existing Premises for such months.

If the Effective Date is a day other than the first day of a calendar month, then the Monthly Installment of Basic Annual Rent payable by Tenant for such month shall be prorated at the same rental rate payable for the first (1st) Monthly Installment listed above.

d.             Tenant’s Tax Share applicable to the Expansion Premises shall be .84% and paragraph (i) of the Reference Page to the Lease shall be deemed supplemented accordingly. Tenant’s Expense Share applicable to the Expansion Premises shall be .87% and paragraph (k) of the Reference Page to the Lease shall be deemed supplemented accordingly.

e.             Tenant shall pay to Landlord as Additional Rent Tenant’s Tax Share and Tenant’s Expense Share applicable to the Expansion Premises of the cost to Landlord for each of the categories set forth in Article 3 Additional Rent of the Lease above the current Base Tax Year and Base Operating Year, as applicable. Tenant shall continue to pay Landlord Tenant’s Tax Share and Tenant’s Expense Share applicable to the Existing Premises of Taxes and Operating Expenses pursuant to Article 3 of the Lease.

f.              Tenant’s Electricity Share for the Expansion Premises shall be deemed to be 33% and Paragraph (q) of the Reference Page to the Lease shall be deemed supplemented accordingly and Tenant shall pay its Electric Share applicable to the Expansion Premises in accordance with Article 4 Electricity of the Lease. Tenant’s Electricity Share for the Existing Premises shall remain unchanged and Tenant shall pay the cost of electricity consumed within the demised premises in accordance with Article 4 Electricity of the Lease.

g.             Tenant’s Chilled Water Share for the Expansion Premises shall be deemed to be 33% and Paragraph (u) of the Reference Page to the Lease shall be deemed supplemented accordingly and Tenant shall pay its Chilled Water Share applicable to the Expansion Premises in accordance with Article 21 Services and Equipment of the Lease. Tenant’s Chilled Water Share for the Existing Premises shall remain unchanged and Tenant shall pay the cost of chilled water consumed within the demised premises in accordance with Article 21 Services and Equipment of the Lease.

h.             The number of Tenant’s Vehicles shall be increased to sixteen (16) and Paragraph (o) of the Reference Page to the Lease shall be deemed amended accordingly.

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3.6

The Term applicable to the Existing Premises shall be extended for a period commencing on July 1, 2016 and expiring at 11:59 p.m. on the New Expiration Date (“Extension Term”) and paragraphs (f) and (g) of the Reference Page to the Lease shall be deemed amended accordingly.

3.7

Landlord hereby leases to Tenant and Tenant hereby hires from Landlord the Existing Premises in its “AS-IS” condition for the Extension Term, as defined herein, under the terms and conditions set forth herein. Landlord shall have no obligation to perform any tenant improvement work in the Existing Premises except as referenced to in Exhibit B of this Third Amendment.

3.8	Commencing on July 1, 2016, the following shall be effective:

a.	The Basic Annual Rent applicable to the Existing Premises shall be as follows and paragraph (h) of the Reference Page to the Lease shall be deemed amended accordingly:

Term	Basic Annual Rent	Monthly Installments	Annual Rentable Rate	Sq.	Per Ft.
July 1, 2016 — New Expiration Date	$539,448.00	$44,954.00	$38.00

b.

Tenant shall continue to pay Landlord Tenant’s Tax Share and Tenant’s Expense Share applicable to the Existing Premises of Taxes and Operating Expenses pursuant to Article 3 Additional Rent of the Lease.

c.	Tenant shall continue to pay Landlord Tenant’s Electric Share of electricity consumed within the Existing Premises in accordance with Article 4 Electricity of the Lease.

d.	Tenant shall continue to Landlord Tenant’s Chilled Water Share chilled water consumed within the Existing Premises in accordance with Article 21 Services and Equipment of the Lease.

3.9

Article 45 of the Lease shall remain in full force and effect and shall apply to both the Existing Premises and Expansion Premises. Tenant shall have no right to exercise such Option to Renew with respect to the Existing Premises or Expansion Premises separately.

3.10	No later than thirty (30) days after the determination of the Effective Date, the parties shall agree to memorialize the Effective Date in writing.

3.11

Tenant and Landlord each represent and warrant to the other that no broker brought about this transaction, except Cushman & Wakefield of New Jersey, Inc., and the parties agree to indemnify and hold each other harmless from any and all claims of any other broker other than Tenant’s Broker arising out of or in connection with negotiations of, or entering into of, this Agreement.

3.12

Tenant agrees not to disclose the terms, covenants, conditions or other facts with respect to this Agreement, including the Basic Annual Rent and Additional Rent, to any person, corporation, partnership, association, newspaper, periodical or other entity, except to Tenant’s employees, accountants or attorneys (who shall also be required to keep the terms of this Agreement confidential) or as required by law. This non-disclosure and confidentiality agreement will be binding upon Tenant without limitation as to time, and a breach of this paragraph will constitute a material breach under this Agreement and the Lease. In addition, Tenant’s employees, contractors, etc. shall keep any of the terms and conditions of this Agreement, including any billing statements and/or any backup supporting those statements, confidential.

3.13

Tenant hereby represents to Landlord that to its knowledge (i) there exists no default under the Lease either by Landlord or Tenant; (ii) Tenant is entitled to no credit, free rent, other than the two (2) month Tenant is entitled to under this Third Amendment or other offset or abatement of the rents due under the Lease; and (iii) currently there exists no offset, defense or counterclaim to Tenant’s obligation under the Lease.

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3.14

Except as expressly amended herein, the Lease dated February 9, 2011, as amended herein, shall remain in full force and effect as if the same had been set forth in full herein, and Landlord and Tenant hereby ratify and confirm all of the terms and conditions thereof.

3.15	This agreement shall be binding upon and inure to the benefit of the parties hereto and their respective legal representatives, successors and permitted assigns.

3.16

Each party agrees that it will not raise or assert as a defense to any obligation under the Lease or this Agreement or make any claim that the Lease or this Agreement is invalid or unenforceable due to any failure of this document to comply with ministerial requirements including, but not limited to, requirements for corporate seals, attestations, witnesses, notarizations, or other similar requirements, and each party hereby waives the right to assert any such defense or make any claim of invalidity or unenforceability due to any of the foregoing.

This Agreement may be executed in multiple counterparts, each of which, when assembled to include an original signature for each party contemplated to sign this Agreement, will constitute a complete and fully executed original. All such fully executed counterparts will collectively constitute a single agreement. Tenant expressly agrees that if the signature of Landlord and/or Tenant on this Agreement is not an original, but is a digital, mechanical or electronic reproduction (such as, but not limited to, a photocopy, fax, e-mail, PDF, Adobe image, JPEG, telegram, telex or telecopy), then such digital, mechanical or electronic reproduction shall be as enforceable, valid and binding as, and the legal equivalent to, an authentic and traditional ink-on-paper original wet signature penned manually by its signatory.

IN WITNESS WHEREOF, Landlord and Tenant have hereunto set their hands and seals the date and year first above written, and acknowledge one to the other that they possess the requisite authority to enter into this transaction and to sign this Agreement.

LANDLORD:

101 HUDSON LEASING ASSOCIATES
By:	MC Hudson Holding L.L.C., general partner
	By:	Mack-Cali Realty, L.P., sole member
		By:	Mack-Cali Realty Corporation, general partner

			By:	/s/ Christopher M. DeLorenzo
Christopher M. DeLorenzo
Vice President of Leasing

TENANT:

OPTIMER PHARMACEUTICALS, INC.

By:	/s/ John Prunty
	Name:	John Prunty
(please print)
	Title:	Chief Financial Officer
(please print)

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FLOOR PLAN
NO SCALE

KEY PLAN
NO SCALE

EXHIBIT "A"

LOCATION OF EXPANSION PREMISES

PROPOSED ADDITIONAL OFFICES FOR:
OPTIMER PHARMACEUTICALS, INC.
AT THE 35TH FLOOR
101 HUDSON STREET
JERSEY CITY, NJ

SK-3-09/21/2011-EXH

MACK-CALI
Realty Corporation
343 THORNALL STREET EDISON, NJ 08837

EXHIBIT B

LANDLORD’S WORK

NOTES

RE: Workletter Agreement for office space on the 36th floor at 101 Hudson Street, Jersey City, New Jersey.

September 30, 2011

TENANT:

OPTIMER PHARMACEUTICALS, INC.

You (“Tenant”) and we (“Landlord”) are executing a written lease amendment (“Amendment”), covering the space referred to above, as more particularly described in the Amendment (“Premises”).

With respect to the construction work being conducted in or about the Expansion Premises, each party agrees to be bound by the approval and actions of their respective construction representatives. Unless changed by written notification, the parties hereby designate the following individuals as their respective construction representatives:

FOR LANDLORD:	FOR TENANT:

c/o Mack-Cali Realty Corporation

To induce Tenant to enter into the Agreement (which together with the Lease are hereby incorporated by reference) and in consideration of the covenants hereinafter contained, Landlord and Tenant mutually agree as follows:

1.                         Landlord, at its sole cost and expense, shall have its architect prepare the following architectural and mechanical drawings and specifications based upon the sketch layout supplied to Landlord by Tenant, attached hereto and made a part hereof, upon full execution of this Lease.

a.                             Architectural drawings and specifications for Tenant’s partition layout, reflected ceiling, placement of electrical outlets and other installations for the work to be done by Landlord.

b.                            Mechanical plans and specifications where necessary for installation of air conditioning systems, ductwork and heating.

All such plans and specifications are expressly subject to Landlord’s written approval, which Landlord covenants it will not unreasonably withhold.

2.                         Landlord agrees to cause the partition plan, electrical plan, HVAC zoning plan and the reflected ceiling plan to be delivered to Tenant on or before the fifteenth (15th) day after Tenant’s approved sketch layout. Tenant agrees to approve said plans by initialing and returning same to Landlord within five (5) business days of receipt of each plan. Upon approval of the plans initialed by Tenant, Landlord shall file said plans with the appropriate governmental agencies.

3.                         Landlord agrees, at its sole cost and expense and without charge to Tenant (unless otherwise provided), to do the work in the Expansion Premises as shown on the plans attached hereto and described on the “Description of Materials” schedule attached hereto which shall hereinafter be referred to as “The Work”. The Work shall include any and all costs to install necessary public corridors and demising walls as necessary and as shown in Exhibit A Floor Plan. The Work shall include Landlord’s general conditions and overhead amounts indicated

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on the Description of Materials. “Building Standard” shall mean the type and grade of material, equipment and/or device designated by Landlord as standard for the Building. All items are Building Standard unless otherwise noted. The provisions of Article 6 of the Lease shall apply to any alterations made to the Expansion Premises after the initial work to be performed herein. Landlord shall deliver the Expansion Premises to Tenant on the Effective Date with all building systems servicing the Expansion Premises in proper working order. Landlord shall warranty that the Work be free of defects for a period of one (1) year from the Effective Date, except to the extent any portion of the Work is damaged or becomes defective as a result of any misuse or neglect by Tenant.

4.                             Intentionally omitted.

5.                             All low partitioning, workstation modules, bank screen partitions and prefabricated partition systems shall be furnished and installed by Tenant.

6.                             The installation or wiring of telephone and computer (data) outlets is not part of The Work. Tenant shall bear the responsibility to provide its own telephone and data systems at Tenant’s sole cost and expense. Upon expiration or sooner termination of the Lease, Tenant shall remove all telephone and data equipment from the Expansion Premises upon vacation of same. Notwithstanding the foregoing, Tenant shall not be required to remove any of its wiring at the expiration or earlier termination of the Lease.

7.                             Changes in The Work, if necessary or requested by the Tenant, shall be accomplished after submission of Tenant’s final approved sketch layout, , by written agreement between Landlord and Tenant hereinafter referred to as a Change Order and without invalidating any part of the Lease or Workletter Agreement. Each Change Order shall be prepared by Landlord and signed by both Tenant and Landlord stating their agreement upon all of the following:

a.                                       The scope of the change in The Work; and

b.                                      The cost of the change; and

c.                                       Manner in which the cost will be paid or credited; and

d.                                      The estimated extent of any adjustment to the Effective Date (if any) as a result of the change in The Work.

Each and every Change Order shall be signed by Landlord’s and Tenant’s respective construction representatives. In no event shall any Change Order(s) be permitted without such authorizations. A 7.5% supervision plus 7.5% overhead charge will be added to the cost of any Change Order and to the cost of any other work to be performed by Landlord in the Expansion Premises after Landlord’s completion of The Work. If Tenant shall fail to approve any such Change Order within one (1) week, the same shall be deemed disapproved in all respects by Tenant and Landlord shall not be authorized to proceed thereon. Any increase in the cost of The Work or the change in The Work stated in a Change Order which results from Tenant’s failure to timely approve and return said Change Order shall be paid by the Tenant. Tenant agrees to pay to Landlord the cost of any Change Order promptly upon receipt of an invoice for same.

8.                             If Tenant elects to use the architect suggested by Landlord, this architect becomes the Tenant’s agent solely with respect to the plans, specifications and The Work. If any change is made after completion of schematic drawings and prior to completion of final construction documents which result in a Change Order and additional costs, such costs shall be the responsibility of the Tenant.

9.                             Ten (10) business days prior to Tenant’s occupancy of the Expansion Premises, Tenant shall be provided the opportunity by Landlord to identify and list any portion of The Work which does not conform to this Workletter Agreement (“Punch List”). The Landlord shall review with the Tenant all of the items so listed and correct or complete any portion of The Work which fails to conform to the requirements of this Workletter Agreement.

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10.                   The terms contained in the Agreement (which include all exhibits attached thereto) constitute Landlord’s agreement with Tenant with respect to the work to be performed by Landlord on Tenant’s behalf. If the architectural drawings are in conflict with the terms of the Agreement, then the Lease shall be deemed the controlling document.

11.                   All materials and installations constructed for the Tenant within the Expansion Premises shall become the property of the Landlord upon installation. No refund, credit or removal of said items is to be permitted at the termination of the Lease. Items installed that are not integrated in any such way with other common building materials do not fall under this provision (e.g. shelving, furniture, etc.).

12.                   It is agreed that notwithstanding the date provided in the Lease for the Effective Date, the term applicable to the Expansion Premises shall not commence until Landlord has “substantially completed” all work to be performed by Landlord in the Expansion Premises as hereinbefore set forth in Paragraph 3 above and as set forth in the Amendment; provided, however, that if Landlord shall be delayed in substantially completing said work as a result of:

a.                          Tenant’s failure to approve the plans and specifications in accordance with Paragraph 2 hereof; or

b.                         Tenant’s failure to furnish interior finish specifications, i.e., paint colors, carpet selection, etc., to Landlord by the fifth (5th) working day after Landlord has approved the plans and specifications submitted by Tenant referred to in Paragraph 2 hereof; or

c.                          Tenant’s request for materials, finishes or installations other than Landlord’s Building Standard; or

d.                         Tenant’s changes in The Work; or

e.                          The performance of a person, firm, partnership or corporation employed by Tenant and the completion of the said work by said person, firm, partnership or corporation;

then the Effective Date of the term of said Lease shall be accelerated by the number of days of such delay and Tenant’s obligation to pay Basic Annual Rent and Additional Rent shall commence as of such earlier date.

13.                   Landlord shall permit Tenant and its agents to enter the Expansion Premises at least two (2) weeks prior to the Effective Date in order that Tenant may perform through its own non-union contractors (or union contractor if required by Landlord) such other work and decorations as Tenant may desire at the same time Landlord’s contractors are working in the Expansion Premises. The foregoing license to enter prior to the Effective Date, however, is conditioned upon:

a.                          Tenant’s workmen and mechanics working in harmony and not interfering with the labor employed by Landlord, Landlord’s mechanics or contractors or by any other Tenant or its mechanics or contractors; and

b.                         Tenant providing Landlord with evidence of Tenant’s contractors and subcontractors carrying such worker’s compensation, general liability, personal and property insurance as required by law and in amounts no less than the amounts set forth in Article 9 of the Lease. If at any time such entry shall cause disharmony or interference therewith, this license may be withdrawn by Landlord upon forty-eight (48) hours written notice to Tenant. Such entry shall be deemed controlled by all of the terms, covenants, provisions and conditions of said Lease, except as to the covenant to pay Basic Annual Rent and Additional Rent. Except in the event of Landlord, its agents or employees gross negligence or intentional misconduct, Landlord shall not be liable in any way for any injury, loss or damage which may occur to any of Tenant’s decorations or installations so made prior to the Effective Date, the same being solely at Tenant’s risk.

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14.                     No part of the Expansion Premises shall be deemed unavailable for occupancy by the Tenant, nor shall any work which the Landlord is obligated to perform in such part of the Expansion Premises be deemed incomplete for the purpose of any adjustment of Basic Annual Rent payable hereunder, solely due to the non-completion of details of construction, decoration or mechanical adjustments which are minor in character and the non-completion of which does not materially interfere with the Tenant’s beneficial use and occupancy of such part of the Expansion Premises.

15.                     Tenant is responsible for all costs related to the repairs and maintenance of any additional or supplemental HVAC systems, appliances and equipment installed to meet Tenant’s specific requirements. Tenant shall purchase a service contract for this equipment so that the equipment is covered by such service contract each year of the term of the Lease and shall forward a copy of such contract to Landlord.

16.                     If construction is to occur in a space occupied by Tenant’s employees, Tenant shall be liable for all costs associated with a delay if Tenant shall fail to comply with a submitted construction schedule to relocate personnel, furniture, or equipment. Tenant shall relocate such personnel, furniture and equipment at its sole cost and expense. In the event Tenant fails to comply with a submitted construction schedule following notice thereof by Landlord, and to the extent. Landlord’s contractors are delayed as a result thereof, Tenant shall be responsible for the costs, which shall include, but not be limited to the following:

a.                           reasonable and actual cost of construction workers time wasted (upon reasonable evidence thereof); and

b.                          reasonable and actual cost of any overtime work necessary to meet schedule deadlines; and

17.                     This workletter is based on the quantities and specifications listed herein. Any change to these specifications shall require the recalculation of the construction costs. Such recalculation shall not negate any other section of this Lease.

18.                     All sums payable by Tenant to Landlord in connection with this Exhibit B and any other work to be performed by Landlord within the Expansion Premises and billable to Tenant shall be deemed Additional Rent.

-END-

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EXHIBIT B

09/26/11

8/22/2011 rev 9/8/11 rev 9/23/11	Drwg. Date

Worldetter Agreement between Lessor/Landlord and Lessee/Tenant for the construction of the Premises in the Building. The costs for the work stated below are based upon the Description of Materials attached which enumerates the materials and quantities estimated for the Work.

Lessee/Tenant	Optimer Pharmaceuticals	Type	OFFICE SPACE
Lessor/Landlord.	101 Hudson Leasing Associates LLC	Premises (RSF)	10,141
Building	101 Hudson Street, Jersey City, NJ	Floor	36

DIVISION	GL#	DESCRIPTION	BUDGET	COST PER RSF

1.0	5502	DESIGN COSTS	$350.00	$0.03

1.0	5510	GEN. REQ.	$39,366.60	$3.88

1.5	5515	CASH CONTRIBUTION	$—	$—

1.0	5524	MISCELLANEOUS	$9,490.50	$0.94

2.0	5505	DEMOLITION	$26,917.00	$2.65

6.0	5561	MILLWORK	$10,400.00	$1.03

8.1	5540	DOORS & HARDWARE	$10,980.00	$1.08

8.4	5570	ALUMINUM, GLASS & GLAZING	$10,750.00	$1.06

9.3	5530	PARTITIONS	$21,275.00	$2.10

9.5	5542	ACOUSTICAL CEILINGS	$38,250.00	$3.77

9.7	5565	PAINTING & VINYL WALL COVERING	$10,390.00	$1.02

9.9	5564	FLOORING & CARPET	$24,380.00	$2.40

15.3	5574	FIRE SUPPRESSION	$17,000.00	$1.68

15.4	5532	PLUMBING	$5,160.00	$0.51

15.5	5535	HVAC	$43,737.75	$4.31

16.0	5533	ELECTRICAL	$64,513.15	$6.36

	5572	FIRE ALARM	$7,500.00	$0.74

		Subtotal	$340,460.00	$33.57
		5% Contingency	$17,023.00	$1.68

		SUBTOTAL	$357,483.00	$35.25

		5% Overhead	$17,874.15	$1.76
		Total Cost	$375,357.15	$37.01

DESCRIPTION OF MATERIALS

DESIGN COSTS - 5502	Units	Quantity
Architect	SF	0
Structural Engineer	HR	0
Fire Inspection	EA	0
Printing Costs	EA	100

GENERAL REQUIREMENTS - 5510	Units	Quantity
* Fire extinguishers 10 # ABC dry chemical	EA	0
Dumpsters	EA	6
Permits, inspections, and Certificate of Occupancy	SF	10,141
Expeditor	Allowance	1
Contingency	SF	10,141
Fire Inspection	EA	0
Temp. Services and Protection	SF	10,141
Construction Clean up	SF	10,141
Final Clean up, windows, floors	SF	10,141
Directory Signs	LS	0

EXHIBIT B

09/26/11

CASH CONTRIBUTION - 5515
	Cash payment to Lessee for T.I. allowance	SF	0

MISCELLANEOUS - 5524		Units	Quantity
*	Clean and patch window blinds	EA	48
	Provide and install new window blinds	EA	0
	Patch Fireproofing	SF	10,141
*	Patch Finishes in corridor at new entrance	EA	1
	Tactile Signage	EA	0

DEMOLITION - 5505		Units	Quantity
	Remove flooring	SF	9000
	Remove doors or sidelites	EA	14
	Remove film from glass door and sidelite	EA	1
	Remove Partitions	LF	304
	Remove Ceiling Tile Only	SF	0
	Remove Ceiling Tile and Grid	SF	9000
	Mechanical Room demolition	LS	1
	Remove millwork	LF	50

CABINETS & MILLWORK - 5561		Units	Quantity
*	Base cabinets with Formica top	LF	16
*	Upper cabinets	LF	16
*	Counter top with undercounter supports	LF	0
*	Five shelf storage closet 5’ wide	LF	0
*	Wood frame for 2’x7’ sidelight	EA	0
*	Wood frame for wood door	EA	0
*	Counter top on file cabinets	LF	0
*	4” high oak wall base	LF	0
	Closet Shelf and Rod	LF	0
*	Chair Rail	LF	0
	Crown Molding	LF	0
*	Corian Counter top	LF	0
	Stone Counter Top	LF	0
	Vanity counter tops	LF
	Overtime Allowance	Allowance	0
	Furnish and install motorized projection screen	EA	0
*	File room adjustable shelves	LF	0

DOORS, BUCKS, HARDWARE - 5540		Units	Quantity
*	Secondary entrance door 3’0” x , 1 hour fire rating.	EA	0
*	Interior doors 3’0” x7’0” xl 3/4” SC stain grade HMB	EA	9
*	Pair Interior doors 3’0” x 7’0” x l 3/4” SC stain grade HMB sliding closet doors	EA	0
	Full height interior SC 3’ wide door HMB	EA	0
	Pair interior doors 3’ wide SC HMB	EA	0
*	ADA Lockset	EA	0
*	ADA Passage/latch set	EA	0
*	Exit bar on secondary entrance door	EA	0
*	Key locks	EA	0
*	Door closers	EA	0
*	Door stops	EA	9
*	Re-install existing doors	EA	0
*	Coat hook	EA	0
*	3’x7’0” wood door with hollow metal sidelite frame	EA	0
*	Full height pair of doors with HM frame	EA	0
*	Full height bifold doors and frame	EA	0
*	7, high sliding wood doors and frame	EA	0
*	Folding partition including installation and steel	SF	0
*	Wood door with wood sidelite frame	EA	0
*	Wood entrance doors and wood frame full height	EA	0
	Replace exterior HM door and frame	EA	0

ALUMINUM, GLASS & GLAZING - 5570		Units	Quantity
*	Pair of Herculite doors	EA	1
*	Single Herculite door	EA	0
*	Pair of aluminum and glass doors	EA	0
*	Single aluminum and glass door	EA	0
*	Butt glazed glass sidelite 3’ wide	EA	0
*	Aluminum and glass sidelight 2’ wide	EA	5
	3/8” tinted glass butt glazed	SF	0
*	Butt glazed partition 1/2” glass	LF	0
	One way mirrors	SF	0
	Alur partition system all glass	LF	0
*	Construct aluminum railing on new ramp	LF	0
*	2’ wide glass sidelite in HM frame by others	EA	0

PARTITIONS - 5530		Units	Quantity
*	21/2” metal studs 24” OC; 5/8” fire rated gypsum board to U/S Slab (with SAB)	LF	60
*	2 1/2” metal studs 24” OC; 5/8” gypsum board to U/S Ceiling (with SAB)	LF	0

*	2 1/2” metal studs 24” OC; 5/8” gypsum board to U/S Ceiling (w/ No SAB)	LF	148
*	18 ga metal studs 16” OC; 5/8” fire rated gypsum board each side; 25’ high demise wall (w/o SAB).	LF	0
*	21/2 “ metal studs 24” OC; 5/8” gypsum board to 6 inches above hung ceiling	LF	0
	Low drywall partition 60” high	LF	0
*	Finish on Mullions	EA	0
*	Soffit over files or cabinets	LF	0
*	Metal stud soffit and blocking work for glass partitions	LF	0
*	Box Columns	EA	0
*	Scar Patch	MH	24
	Construct Drywall Ceiling	SF	0
	Top fill for demising partition	LF	0
*	Soffit to slab	LF	0
	Millwork Blocking	LF	32
	Entrance door and Sidelite Blocking	EA	6
	Plywood panel 4’x8’ for telephone room	EA	2
	Glass partition blocking	LF	0
*	Cut opening for new door or sidelite	EA	3
*	Close up opening	EA	2

ACOUSTICAL CEILINGS - 5542		Units	Quantity
*	Repair ceiling grid	SF	0
*	Repair & replace ceiling grid and tiles as necessary	SF	0
*	New 2’x4’ Second look II tile and grid	SF	9000
*	New 2’x4’ cortega tile and grid	SF	0
*	New 2’x2’ Cimis Tile and grid	SF	0
*	Patch grid at partitions	LF	0
*	Replace Second look II tile only	SF	0
*	Replace cortega tile only	SF	0
*	Replace cimis tile only	SF	0
	Overtime Allowance	Allowance	0
*	Add sound attenuation blankets above ceilings	SF	0

PAINTING & VINYL WALL COVERING 5565		Units	Quantity
*	Paint - 2 coats flat latex	SF	12600
*	Paint 2 coats flat latex on drywall ceiling	SF	0
*	Repaint doors	EA	11
	Stain an existing stained door	EA	0
*	Stain or paint new doors	EA	9
*	Paint hollow metal frames	EA	20
*	Vinyl wall covering	SF	0
*	Paint ceiling grid	SF	0
*	Paint sidelite frames	EA	0
*	Paint sill and drapery pocket	LF	0
	Prep existing walls for new finishes	SF	0
*	Remove existing VWC and prepare wall	SF	0
	Overtime Allowance	Allowance	0
*	Stain chair rail	LF	0
*	Stain wood base	LF	0

FLOORING & CARPET - 5564		Units	Quantity
*	Floor preparation	SF	9000
*	Vinyl cove base	LF	1400
*	Rubber cove base	LF	0
*	Vinyl composition die	SF	360
*	Carpet to be building standard $15.00 allowance per yard, including a 10% waste factor	SY	1060
	Carpet to be building standard carpet tiles S30 allowance per yard, including 10% waste	SY	0
*	Carpet base	LF	0
*	Upcharge for tackless installation including pad	SY	0
*	Carpet borders	LF	0
*	30 oz, cut pile carpet glue down installation	SY	0
*	Carpet in existing open office area to match new	SY	0
*	Wall base in existing open space	LF	0
	Ceramic Tile Floor including Base	SF	0
	Ceramic Tile Wall	SF	0
	Marble or Granite Floor including Base	SF	0
*	Upcharge for overtime and relocating furniture	SY	0
*	Patch Carpet at new partition and door opening	LF	0

FIRE SUPPRESSION SYSTEM - 5574		Units	Quantity
*	Additional heads above building standard (allowance 1 head per 144 square feet)	EA	0
*	Plans and permits including calculatons	EA	1
*	Relocate existing heads	EA	0
*	Install new head from existing pipe centered in tile	EA	70
*	Install new head aligned in tile from existing pipe	EA	0
	Overtime Allowance	Allowance	0
*	Minimum Job	EA	0

EXHIBIT B

PLUMBING - 5532		Units	Quantity
*	Sink with rough plumbing, hot and cold water	EA	0
*	New drinking fountain	EA	0
*	Relocate drinking fountain	EA	0
*	Private toilet	EA	0
*	Cold water line for coffee machine	EA	1
*	Floor Drain	EA	0
*	Relocate sink and hot water heater	EA	1
*	Hook up refrigerator mounted ice maker	EA	1
	Hook up dishwasher	EA	0
	Remove and reset plumbing fixtures for tile	EA	0
*	Demolish existing plumbing	EA	0

HVAC - 5535		Units	Quantity
*	BIdg Std HVAC distribution system	SF	10,141
*	Relocate diffuser and 10’ of flex duct	EA	0
*	Furnish diffuser and 10’of flex duct	EA	0
*	Furnish and install return air grille	EA	0
*	Relocate VAV Box	EA	0
*	Furnish and install new VAV box	EA	2
*	Exhaust fan with duct work, connections and	EA	0
*	Exhaust fan ceiling mounted	EA	0
*	Relocate moduline diffuser	EA	0
*	Install moduline diffuser	EA	0
*	Install box mounted thermostat	EA	0
*	Install wall mounted thermostat	EA	2
*	Relocate box mounted thermostat	EA	0
*	Relocate wall mounted thermostat	EA	0
	Refurbish existing moduline VAV box	EA	0
*	Install new moduline VAV box	EA	0
*	Relocate moduline VAV box	EA	0
*	Relocate ducted exhaust fan	EA	0
*	Relocate ceiling mounted exhaust fan	EA	0
	Provide 1 ton HVAC unit	EA	0
*	Provide 2 ton HVAC unit	EA	0
	Mechanical room demolition	LS	1
*	Balance report	SF	10,141

El.ECTRICAL - 5533		Units	Quantity
	DEMOLITION
*	Electrical Demolition	SF	10,141
	LIGHT FIXTURES
*	Relocate 2’x4’fixture	EA	0
*	Install new prismatic lens fixture	EA	0
*	Install new parabolic lens fixture	EA	135
	Install new Indirect light fixture	EA	0
*	Relocate hi-hat fixture	EA	0
*	Install new hi-hat fixture	EA	0
*	Rewire light fixture for new switching	EA	0
	Retrofit existing light fixtures	EA	0
*	Clean and relamp light fixtures	EA	0
	SWITCHES
*	Install single pole switch	EA	10
*	Install 3 way switch	EA	2
*	Install 600 watt dimmer	EA	0
*	Install 4 way switch	EA	0
	Occupancy Sensor	EA	0
	Occupancy Sensor - Open Areas	EA	0
	3 Way Occupancy Sensor Switch	EA	0
*	Install fluorescent dimmers	EA	0
	EXIT AND EMERGENCY LIGHTS
*	Relocate exit light	EA	0
*	Relocate emergency light	EA	0
*	Install new exit light	EA	10
	Install new “Low” exit light
*	Install new emergency light	EA	10
	CIRCUITS and RECEPTACLES
*	Install wall duplex receptacle	EA	20
*	Install wall quad receptacle	EA	0
*	Install floor duplex receptacle	EA	1
*	Install GFI wall outlet	EA	0
*	Install 120V 20 A separate circuit	EA	2
*	Install 120V 30 A separate circuit	EA	0
*	Install 240V 30 A separate circuit	EA	0
*	Install 240V 50 A separate circuit	EA	0
*	Install new 200 A 42 circuit low voltage panel	EA	0
	MISCELLANEOUS
*	Hook up exhaust fan including switch	EA	0
*	Hook up hot water heater	EA	0
*	Hook up projection screen including switch	EA	0
	Install tenant electric check meter	EA	0
*	Install power feed for modular partition	EA	3
*	Install floor power feed for modular partition	EA	3
*	Install communications outlet with dragline	EA	0
*	Hook up electric strike or lock	EA	0
*	Power Requirements for HVAC systems	SF	0

*	Disconnect and reconnect modular partitions	LS	0
	Mechanical room demolition	LS	1
*	Empty Conduit run	LS	1

ALARM- 5572		Units	Quantity
	Relocate Horn/Strobe	EA	0
	Install new Horn/Strobe	EA	10
	Overtime Allowance	Allowance	0
	Relocate manual pull station	EA	0
	Install new manual pull station	EA	0

ASSUMPTIONS AND CLARIFICATIONS:

*                                         Asterisk (*) indicates Building Standard items.

†                                          Cross (†) indicates non-Building Standard items.

The following work is excluded:

Communications Work, Tele/Data

Security and Access Systems

Office Furniture, Equipment, and Appliances

Modular Partitions and Work stations

Overtime except for work in adjacent tenant spaces or public areas of the building

Dishwashers are not allowed

Undercounter ice makers are not allowed

Existing window blinds to be cleaned and repaired as required

Existing space to be demolished as required

Estimate based on drawing SK-3 dated 8/16/11 as prepared by John J. Perkins, PC

Millwork in existing pantry to be removed and plumbing capped

New upper and base cabinets to be installed in new pantry adjacent to toilet

Existing doors, frames and hardware to be reused to the extent possible

New doors, frames and hardware are to match the existing

New pair of Herculite glass doors to be installed at entrance

Film to be removed from existing glass entrance door and sidelite

Existing glass sidelites to remain.

New glass sidlites to match the existing are to be installed at new offices and conference room

Demising partition is existing except at new entrance door.  Demising partition to be deck high insulated and

Interior drywall partitions to be ceiling high without sound insulation except as noted below

Conference room pqartition to be deck high and insulated

Two sheets of plywood to be mounted in telephone room to mount communications equipment

Existing ceiling tile and grid to be removed and replaced with building standard 2’x4’ Second Look tile in star

New and existing drywall surfaces to be painted, Vinyl wall covering is not included

Wood doors and hollow metal frames are to be finished to match the existing

IT closet to receive vinyl composition tile and vinyl cove base

Break room and pantry to receive vinyl composition tile and vinyl cove base

Ceramic floor tile in private toilet to remain

Remainder of the space to receive building standard loop pile carpet

Provide new sink and trim in pantry

Fire sprinklers to be added or relocated as required for new layout

Building standard HVAC system to be modified as needed for new tenant layout

CEO office to have separate VAV box and wall mounted thermostat

Conference room to have separate VAV box with wall mounted thermostat

No special or supplemental HVAC systems are included. Tenant to confirm requirements

Existing light fixtures to be replaced with deepcell parabolic fixtures 2’x4’

No special lighting systems or fixtures are included

Duplex wall receptacles to be installed as per tenant’s requirements

Where possible existing outlets to be reused

Duplex floor receptacle to be installed in conference room

Two dedicated circuit wall receptacles to be installed for office equipment

Power feeds are included for modular partition work stations. An allowance of 3 wall and 3 floor feeds

Exit and emergency lights to be installed as per code requirements

Fire alarm devices to be istalled as per code requirements

Empty conduit run from35th to 36th floor is included

KEY PLAN
NO SCALE

FLOOR PLAN
GRAPHIC SCALE
0 1 2 4 8 16

PROPOSED ADDITIONAL OFFICES FOR:
OPTIMER PHARMACEUTICALS, INC.
AT THE 36TH FLOOR
101 HUDSON STREET
JERSEY CITY, NJ

SK-3-08/16/2011

MACK-CALI
Realty Corporation

Exhibit B Floor Plan

John J. Perkins, PC
architecture space planning

Exhibit C

Optimer Pharmaceuticals	Mack-Cali Realty Corp.	1 Wed 9/28/11
101 Hudson Street, 36th Floor	343 Thornall Street
Jersey City, NJ	Edison, N.J. 08818

Exhibit C

September
ID	o	Task Name	Duration	Start	Finish	8/14	8/21	8/28	9/4	9/11	9/18	9/25
1
2	23	PREPARE SCHEMATIC DESIGN	34 days?	Tue 8/16/11	Fri 9/30/11
3	S3	OPTIMER REVIEW AND APPROVAL OF SCHEMATIC	5 days?	Mon 10/3/11	Fri 10/7/11
4	S3	PREPARE CONSTRUCTION DOCUMENTS	10 days?	Mon 10/10/11	Fri 10/21/11
5	S3	PREPARE MEP ENGINEERED DRAWINGS	5 days?	Mon 10/24/11	Fri 10/28/11
6		JC DOB PLAN REVIEW	25 days?	Mon 10/31/11	Fri 12/2/11
7		ACQUIRE JC DOB PERMITS	5 days?	Mon 12/5/11	Fri 12/9/11
8		CONSTRUCTION	45 days	Mon 12/12/11	Fri 2/10/12
9		SUBSTANTIAL COMPLETION	1 day?	Mon 2/13/12	Mon 2/13/12
10	S3	PUNCHLIST	9 days?	Tue 2/14/12	Fri 2/24/12

1

Exhibit C

Optimer Pharmaceuticals	Mack-Cali Realty Corp.	2 Wed 9/28/11
101 Hudson Street, 36th Floor	343 Thornall Street
Jersey City, NJ	Edison, N.J. 08818
Exhibit C

October					November				December				January					February
10/2	10/9	10/16	10/23	10/30	11/6	11/13	11/20	11/27	12/4	12/11	12/18	12/25	1/1	1/8	1/15	1/22	1/29	2/5	2/12	2/19

2